Exhibit 24.3

POWER OF ATTORNEY

STATE OF NEW YORK

COUNTY OF NEW YORK

KNOW ALL MEN BY THESE PRESENTS that Edward Lowenthal, having an address at 535 Madison Ave., 26th Floor, New York, NY 10022, has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint Bruce W. Duncan and Michael J. McHugh, or either of them, having an address at Two North Riverside Plaza, Chicago, Illinois 60606, his true and lawful Attorney-in-Fact for him and his name, place and stead to sign and execute in any and all capacities this Annual Report on Form 10-K and any or all amendments to this Annual Report granting unto each of such, Attorney-in-Fact, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that each of such Attorney-in-Fact or his substitutes shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until terminated by the undersigned through the instrumentality of a signed writing.

IN WITNESS WHEREOF, Edward Lowenthal, has hereunto set his hand this 3rd day of March, 2003.

/s/ Edward Lowenthal

Edward Lowenthal

I, Stasia M. Ananson, a Notary Public in and for said County in the State of aforesaid, do hereby certify that Edward Lowenthal, personally known to me to be he same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free voluntary act for the uses and purposes therein set forth.

Given under my hand and notarial seal this 3rd day of March, 2003.

/s/ Stasia M. Ananson

(Notary Public)

My Commission Expires: July 19, 2005	[SEAL OF STASIA M. ANANSON Notary Public, State of New York No. 01AN6028100 Qualified in New York County Commission Expires July 19, 2005]